Exhibit 99.1

NEW BANCSHARES, INC.

SPECIAL MEETING OF SHAREHOLDERS

July __, 2015

Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEW BANCSHARES, INC.  The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement, each dated June __, 2015, regarding the Special Meeting of Shareholders of NEW Bancshares, Inc. to be held on July __, 2015, and any adjournments or postponements thereof.  The undersigned hereby revokes all prior proxies and hereby appoints Brian Vogeltanz and Renee Selner, with full power of substitution, as proxies of the undersigned to represent the undersigned and to vote all shares of common stock of NEW Bancshares, Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein.  If this proxy is properly executed and returned but no direction is given, this proxy will be voted: (i) “FOR” approval of the Merger Proposal (as defined above) and (ii) in the discretion of the proxy holders on any other matter that may properly come before the Special Meeting.  If you voted to “ABSTAIN” from the proposal, it will have the same effect as an “AGAINST” vote with respect to the proposal.  You may revoke this proxy at any time prior to the vote of the shareholders at the Special Meeting.

The Board of Directors recommends a vote “FOR” the proposal described below.

To approve the Agreement and Plan of Merger, dated as of May 5, 2015, between Baylake Corp. and NEW Bancshares, Inc., and the transactions contemplated thereby (the “Merger Proposal”).	☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Special Meeting and any adjournments thereof.

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

Dated:	, 2015
Signature

Printed Name/Title

Signature (if held jointly)

Printed Name (if held jointly)

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope

provided as soon as possible.

IN PERSON - You may vote your shares in person by attending

the Special Meeting.

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - {insert web address where material will be hosted}

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

BY USING THE ENCLOSED ENVELOPE